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                                                                      EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-35223, 33-60459, 33-67128, 33-56913, 33-17552, 33-41660, 33-19183, and
33-50998 of The Timberland Company on Forms S-8 and Registration Statement No. 33-56921 on Form S-3 of our reports dated February 4, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 1997.



Deloitte & Touche LLP
Boston, Massachusetts
March 23, 1998